POWER OF ATTORNEY
GMI GENERAL PARTNER LIMITED, a company registered under the laws of New Zealand and the general partner of the GARETH MORGAN INVESTMENTS LIMITED PARTNERSHIP (the "Partnership"), a limited partnership registered under the laws of New Zealand, hereby appoints for and on behalf of the Partnership each of Robert Taylor, Joe Bishop, Simon O'Grady, Susan Easton, Bojan Cvetkovic, Stephan Clark, Natalie Curran, Christian Sobell, Anthony Haughie and Hilary McWhinnie (acting jointly or severally) as its true and lawful attorneys-in-fact for the purpose of, from time to time, executing in its name and on its behalf, whether the Partnership is acting individually or as representative of others, any and all documents, certificates, instruments, statements, other filings and amendments to the foregoing (collectively, "documents") determined by such person to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed by any United States or non-United States governmental or regulatory authority, including without limitation Forms 3, 4, 5, 13D, 13F, 13G and 13H and any amendments to any of the foregoing as may be required to be filed with the Securities and Exchange Commission, and delivering or filing any such documents with the appropriate governmental, regulatory authority or other person, and the Partnership hereby ratifies and confirms all that any said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

Any determination by an attorney-in-fact named herein shall be conclusively evidenced by such person's execution, delivery or filing of the applicable document.

This power of attorney shall be valid from the date hereof and shall remain in full force and effect until either revoked in writing or, with respect to an attorney-in-fact named herein, until such person ceases to be an employee of the Partnership or one of its affiliates.

The undersigned have caused this power of attorney to be executed as of this 24th day of September, 2013.

GMI GENERAL PARTNER LIMITED for and on behalf of GARETH MORGAN INVESTMENTS LIMITED PARTNERSHIP

By:_ /s/ Paul Brock
Name: Paul Brock
Title: Director

By:_ /s/ Brian Roche
Name: Brian Roche
Title: Director